Exihibit 99.1

FOR FURTHER INFORMATION AT THE COMPANY:

Tom Tolda
Chief Financial Officer
(626) 768-6788

EAST WEST BANCORP REPORTS SECOND QUARTER 2009 RESULTS;
NONACCRUAL LOANS DOWN 35% TO 1.90% OF TOTAL LOANS; TOTAL DELINQUENT LOANS DOWN 39%;
NET INTEREST MARGIN INCREASED 24 BASIS POINTS

Pasadena, CA – July 15, 2009 – East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, today reported financial results for the second quarter of 2009 with a net loss of $92.1 million. The net loss was primarily driven by a $151.4 million provision for loan losses and $37.4 million other than temporary impairment on investment securities.

“Despite the strong economic headwinds we continue to face in this prolonged recessionary climate, East West made substantial progress in the second quarter 2009.  Most significantly, we successfully completed a comprehensive stress test on our loan and investment portfolios, reduced nonaccrual loans by 35% to 1.90% of total loans and reduced total delinquent loans by 39% during the quarter.  Our continued aggressive stance in dealing with problem loans resulted in $133.9 million in net chargeoffs for the quarter, and we took a $37.4 million write-down on our trust preferred securities.  However, even with the ongoing economic challenges, we ended the quarter with record assets, record deposits, and strong levels of both capital and allowance for loan losses,” stated Dominic Ng, Chairman, President and Chief Executive Officer of East West.

“With our recent actions that have increased tangible common equity by $148.4 million, we believe that we have more than enough capital to withstand this prolonged downturn in the economy and will continue to work aggressively to reduce problem assets.  While we are working through the current credit challenges, we are also looking ahead to future opportunities for growth and expansion,” concluded Ng.

Second Quarter 2009 Highlights

•	Nonaccrual Loans Down 35% – Total nonaccrual loans decreased by 35% or $85.8 million to $162.2 million as of June 30, 2009. Nonaccrual loans were 1.90% of total loans as of quarter-end.

•
Total Delinquent Loans Down 39% – Total loans delinquent 30 or more days decreased by 39% or $188.0 million as of June 30, 2009. Loan delinquencies fell across all categories – 30 to 59 day delinquent loans decreased 69% or $130.9 million, 60 to 89 day delinquent loans decreased 22% or $25.8 million, and 90+ days delinquent loans decreased 18% or $31.3 million, quarter over quarter.

•
Increase in Net Interest Margin – Net interest income for the second quarter increased to $88.3 million, an 11% or $8.6 million increase over first quarter of 2009. The net interest margin for the quarter increased to 2.98%, up 24 basis points from the first quarter of 2009.

•
Allowance for Loan Losses Strengthened – Total allowance for loan losses increased to $223.7 million, representing 2.62% of outstanding loans compared to 2.42% of outstanding loans in the previous quarter. We continued to increase the allowance for loan losses, recording provision for loan losses of $151.4 million and total net charge-offs of $133.9 million for the quarter. The allowance for loan losses to nonaccrual loans ratio was 138% as of June 30, 2009 compared to 79% as of March 31, 2009.

•
Strong Deposit Growth – Total deposits grew to a record $8.7 billion as of June 30, 2009, up $204.8 million quarter over quarter. The strong increase in deposits was the result of a $203.4 million increase in core deposits quarter over quarter. Year over year, we have grown deposits by more than $1.1 billion through the introduction of new retail and commercial deposit products, while lowering the cost of deposits. The cost of deposits declined 34 basis points in the second quarter to 1.47%.

•
Strong Core Operating Earnings Growth – Core operating earnings, excluding the impact of provision for loan losses and nonrecurring FDIC assessments and investment security and REO expense, totaled $56.0 million for the second quarter, a 14% increase from first quarter. Core operating earnings are a non-GAAP financial measure. See reconciliation of the GAAP financial measure to this non-GAAP financial measure in the tables attached.

•
Capital Strengthened – On July 1, 2009, East West announced that it had entered into binding agreements with three shareholders of the Company’s Non-Cumulative Perpetual Convertible Preferred Stock, Series A (the “Series A Preferred Stock”) to exchange 8,127,990 shares of the Company’s common stock for 90,311 shares of the Series A Preferred Stock, or a total increase to tangible common equity of $90.3 million.  Additionally, on July 14, 2009, in private placement transactions, two customers of East West purchased a total of 5,000,000 newly issued shares of the Company’s common stock at a price of $5.50 per share, for an additional increase to equity of $27.5 million.

Reduction of Problem Assets

Throughout the course of 2008 and the first half of 2009, we have actively reduced exposure to land and construction loans. Since December 31, 2007, we reduced total exposure to land and construction loans by nearly 50%. The overall credit risk on the $479.8 million in land loans and $945.1 million in construction loans has been reduced substantially. The quality of many of these loans has improved as borrowers brought additional capital and collateral to the projects. In other situations which were not as flexible, we sold a significant number of loans to new borrowers with stronger credit profiles. Construction projects are well along to completion, further reducing inherent risk of unfinished projects. During the second quarter, we sold $55.8 million in OREO and $166.3 million in loans - a total of $222.1 million. Year to date, we sold $79.8 million in OREO and $183.5 million in loans – a total of $263.3 million.

Total nonperforming assets as of June 30, 2009 were $278.9 million or 2.19% of total assets, compared to $303.8 million or 2.42% of total assets at March 31, 2009 and $263.9 million or 2.12% of total assets at December 31, 2008. The decrease in nonperforming assets was largely due to a decrease in nonaccrual loans of $85.8 million, partially offset by an increase in A/B notes of $77.2 million described in more detail in the paragraph below. Nonaccrual loans decreased during the quarter due to the sale of problem loans, fewer migrations into nonaccrual loans and the payoff and resolution of problem loans. Nonperforming assets as of June 30, 2009 included nonaccrual loans totaling $162.2 million, other real estate owned totaling $27.2 million and total loans modified or restructured totaling $89.5 million.

Nonperforming Assets Trend
(in millions)	Quarter Ended
	December 31, 2008	March 31, 2009	June 30, 2009
Nonaccrual loans	$214.6	$248.0	$162.2
Modified or restructured loans	11.0	17.2	12.3
A/B notes	-	-	77.2
Total modified or restuctured loans	11.0	17.2	89.5
REO	38.3	38.6	27.2
Total nonperforming assets	$263.9	$303.8	$278.9

Nonperforming assets to total assets	2.12%	2.42%	2.19%
Nonaccrual loans to total loans	2.60%	3.08%	1.90%
Allowance for loan losses to nonaccrual loans	83%	79%	138%

Modified or Restructured Loans - A/B Notes

As of June 30, 2009, total modified or restructured loans were $89.5 million. This included $77.2 million of performing, accrual loans at market interest rates that were structured as A/B notes. In these A/B notes, the original loan was restructured into two notes where the A note represents the portion of the original loan which allows for an acceptable loan-to-value and debt coverage on the collateral and is expected to be collected in full. The B note represents the portion of the original loan which was the shortfall in value and was fully charged off. The A/B notes balance of $77.2 million as of June 30, 2009 is comprised of the A note balances only. The A notes are performing loans at market interest rates with adequate collateral and cash flow, but are required to be disclosed as troubled debt restructurings in the year in which they are restructured. We anticipate that these loans will no longer be considered troubled debt restructurings or nonperforming assets under generally accepted accounting principles in the year 2010.

We have primarily utilized the A/B note restructures in two situations. First, $41.6 million or 54% of the restructures were for loans that were originally residential construction projects where the borrowers have made the decision to wait to sell the properties and rent them out until the market recovers. In these situations, we ordered new appraisals, valued the projects as rental properties and charged off any shortfalls in value as the B note. The resulting A notes are all current and have actual debt coverage and loan-to-value ratios that meet our underwriting guidelines. Second, $20.9 million or 27% of the restructures were to help preserve homeownership and keep responsible homeowners in their homes after steep declines in values have put them underwater.

These modifications were performed consistent with our own internal policies to assist homeowners and borrowers to keep their homes and businesses. Although these loans are reported as troubled debt restructurings in the current year, we believe that based on the underlying collateral and payment performance history, that we will receive full payment on these notes.

Reduction of Delinquent Loans

Total loan delinquencies as of June 30, 2009 decreased by $188.0 million or 39% from prior quarter. Loan delinquency fell across all delinquency categories and loan types. In particular, loans delinquent 30 to 59 days decreased 69% or $130.9 million, to $59.1 million. Delinquent loans decreased during the quarter due to the sale of problem loans, fewer migrations into delinquency categories and the payoff and resolution of delinquent loans.

Delinquent Loans Trend
(in millions)	Quarter Ended
	December 31, 2008	March 31, 2009	June 30, 2009
Loans delinquent 30-59 days	$75.4	$189.9	$59.1
Loans delinquent 60-89 days	69.5	115.9	90.1
Loans delinquent 90+ days	182.1	178.8	147.4
Total delinquent loans	$327.0	$484.6	$296.6
Total loans receivable	$8,249.5	$8,064.3	$8,529.0
Delinquent loans to total loans ratio	3.96%	6.01%	3.48%

During the second quarter, we recorded $151.4 million provision for loan losses, increasing the allowance for loan losses at June 30, 2009 to $223.7 million or 2.62% of outstanding loans. This compares to $195.5 million or 2.42% of outstanding loans at March 31, 2009.  For the second quarter of 2009, East West had net charge-offs of $133.9 million, largely resulting from land and construction loans. East West continues to record substantial provision for loan losses to ensure an adequate allowance for loan losses commensurate with the risk profile inherent in the loan portfolio.

Capital Adequacy and Results of East West Stress Test

Capital Strength
(Dollars in millions)	6/30/09 Ratio	Well Capitalized Regulatory Requirement	Total Excess Above Well Capitalized Requirement

Tier 1 leverage capital ratio	10.38%	5.00%	$664.5
Tier 1 risk-based capital ratio	12.25%	6.00%	$654.2
Total risk-based capital ratio	14.28%	10.00%	$447.4

East West has always been committed to maintaining strong capital levels and has been well capitalized throughout this economic cycle. As of the end of the second quarter, East West significantly exceeded well capitalized requirements under all regulatory guidelines.

In this challenging economic environment, we recognize the importance of building capital and preparing for an even more severely stressed economic cycle. During the second quarter, management followed the tenets of the Supervisory Capital Assessment Program (SCAP) and applied the “more adverse” stress test guidelines to our loan and investment portfolios. East West was not one of the banks subject to the SCAP stress test; however, management believed that it was prudent risk management to conduct a similar test on our loan and investment portfolios. The loss assumptions we used in our stress test were similar to the indicative loss rates disclosed in the SCAP white paper.

Based on the result of our stress test, East West would remain more than well capitalized under all regulatory guidelines. The stress test simulates an economic downturn scenario that is more severe than what we are currently experiencing. Our stress test indicated that with additional tangible common equity of $101 million, we would have sufficient tangible common equity to maintain a 4.00% tangible common equity to risk-weighted assets ratio, even in a more severe economic environment.

Management took immediate actions to increase tangible common equity. In May 2009, we desecuritized our private label MBS securitizations, increasing tangible common equity by $30.6 million.  In late June, we entered into agreements to exchange 90,311 shares of Series A Preferred Stock into common stock, increasing tangible common equity by an additional $90.3 million. Further, East West entered into private placement transactions on July 14, 2009 to sell 5,000,000 shares of common stock at a price of $5.50 per share. Through these transactions, which have all been executed as of today, tangible common equity has increased by a total of $148.4 million, $47.4 million in excess of our desired additional tangible common equity goal.

June 30, 2009 Pro Forma Capital Ratios After Completion of Private Preferred Stock Exchanges and Private Placement Common Stock Issuance

	6/30/2009 Pro Forma Capital Ratios
	Actual Ratios	+	After Impact of $90.3 Million Preferred Stock Exchanges (1)	+	After Impact of $27.5 Million Private Placement Common Stock Issuance (2)
Tier 1 leverage capital ratio	10.38%		10.38%		10.59%
Tier 1 risk-based capital ratio	12.25%		12.25%		12.50%
Total risk-based capital ratio	14.28%		14.28%		14.52%
TCE/Risk-weighted assets	6.16%		7.00%		7.25%
_________
(1)
The agreements for the exchanges of preferred stock totaling $90.3 million were entered into on June 29th and June 30th of 2009 but did not settle until after June 30, 2009. The impact to tangible common equity was not reflected until after the settlement dates, which occurred in early July 2009.

(2)	The $27.5 million private placement common stock issuance was executed on July 14, 2009 and settled on July 15, 2009.

International and Green Initiatives

In the second quarter we launched many initiatives that will provide future growth opportunities. During the quarter, we obtained approval to open a Representative Office in Taipei. East West’s growing physical presence in Asia includes a full service branch in Hong Kong and Representative Offices in Beijing and Shanghai. With our increasing presence in Asia, we will be better able to facilitate our customers’ lending and overall banking needs. Additionally, during the quarter, we successfully launched a global foreign exchange initiative and built a foreign exchange trading platform to further expand our international banking services. East West has also embraced “Green” initiatives and has partnered with organizations including the Los Angeles Lakers, Southern California Edison and Sempra Energy to support programs that foster conservation and efficient energy usage. These partnerships have raised our visibility on our “Green” initiatives and resulted in many new lending and deposit relationships.

Strong Deposit Growth

Total deposits as of June 30, 2009 increased to a record $8.7 billion, up $204.8 million or 10% annualized from $8.5 billion at March 31, 2009. The increase in deposits resulted from a strong increase in core deposits of $203.4 million or 21% annualized quarter over quarter.  We have successfully grown core deposits by introducing new deposit products, attracting new customers and expanding existing customer relationships. We continue to see strong growth in our retail banking division and have substantially increased small business accounts. Noninterest-bearing demand deposits totaled $1.3 billion as of June 30, 2009, or approximately 15% of total deposits.

With the success of increasing core deposits, the cost of deposits has decreased considerably. The cost of deposits for the second quarter decreased to 1.47%, a 34 basis point decrease from the first quarter of 2009.

Second Quarter 2009 Operating Results

Net interest income for the second quarter totaled $88.3 million, an 11% increase over first quarter of 2009. The net interest margin for the second quarter was 2.98%, a 24 basis point increase from 2.74% in the prior quarter. We believe that the margin will continue to strengthen throughout the remainder of 2009, benefiting from growing core deposits, increasing yields on loans and investment securities, pay-downs of higher cost term FHLB borrowings and ongoing downward repricing of maturing higher cost time deposits.

Currently, we estimate that the net interest margin will approximate 3.10% to 3.15% for the third quarter of 2009 and 3.20% to 3.25% for the fourth quarter of 2009.

Excluding the non-cash charge for impairment of investment securities and gains on sales of investment securities, noninterest income for the second quarter totaled $9.6 million, compared to $10.5 million in the first quarter of 2009. See reconciliation of the GAAP financial measure to this non-GAAP financial measure in the tables attached. In the second quarter of 2009, we recorded $37.4 million write-downs on investment securities for other-than-temporary impairment on bank pooled trust preferred securities. As of June 30, 2009, the book value of the pooled trust preferred securities was $84.9 million, 3% of the total $2.8 billion of investment securities and less than 1% of $12.7 billion in total assets.

Noninterest expense totaled $57.9 million for the second quarter 2009, an increase of $6.5 million from the first quarter of 2009. The increase in noninterest expense quarter over quarter was primarily due to a $5.7 million special deposit insurance assessment by the FDIC and OREO expenses which were $1.7 million greater than in the first quarter. The remaining noninterest expenses decreased $845 thousand or 2% quarter over quarter. See reconciliation of the GAAP financial measure to this non-GAAP financial measure in the tables attached. We will continue to manage down all operating costs for the remainder of 2009; however, further cost containment may be offset by higher FDIC assessments and OREO expenses.

Extraordinary Item

In the month of May, we desecuritized three private label mortgage-backed securitizations which had $330.7 million in single family loans and $304.9 million in multi-family loans as underlying assets. As a result of these transactions, the investment securities on our balance sheet were replaced by the underlying loans totaling $635.6 million and we recorded an extraordinary loss, net of tax, of $5.4 million. This extraordinary item was the result of recording an allowance for loan losses for these single family and multifamily loans.

Induced Conversion of Series A Preferred Stock

The agreements we entered into on June 29 and June 30, 2009 to exchange 90,311 shares of Series A Preferred Stock into common stock are considered to be an induced conversion. For these induced conversions, consideration paid to holders above the carrying amount of the preferred stock on our balance sheet of $14.8 million in July was accounted for as a preferred dividend in the second quarter of 2009, as we had entered into binding agreements before the end of the second quarter.

Dividend Payout

East West Bancorp’s Board of Directors has declared third quarter dividends on the common stock and remaining Series A Preferred Stock. The common stock cash dividend of $0.01 is payable on or about August 26, 2009 to shareholders of record on August 12, 2009. The dividend on the Series A Preferred Stock of $20.00 per share is payable on August 1, 2009 to shareholders of record on July 15, 2009. We will continue to review the dividend policy quarterly in light of the current economic environment.

About East West

East West Bancorp is a publicly owned company with $12.7 billion in assets and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is the second largest independent commercial bank headquartered in Southern California with 71 branch locations. East West Bank serves the community with 69 branch locations across Southern and Northern California and a branch location in Houston, Texas. East West Bank has three international locations in Greater China, including a full-service branch in Hong Kong and representative offices in Beijing and Shanghai. For more information on East West Bancorp, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 (See Item I -- Business, and Item 7 -- Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; EWBC’s ability to efficiently incorporate acquisitions into its operations; the ability of borrowers to perform as required under the terms of their loans; effect of additional provisions for loan losses; effect of any goodwill impairment, the ability of EWBC and its subsidiaries to increase its customer base; the effect of regulatory and legislative action, including California tax legislation and an announcement by the state’s Franchise Tax Board regarding the taxation of Registered Investment Companies; and regional and general economic conditions.  Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Bank’s expectations of results or any change in event.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(unaudited)

	June 30, 2009	March 31, 2009	December 31, 2008
Assets
Cash and cash equivalents	$573,114	$541,066	$878,853
Short-term investments	554,293	329,288	228,441
Securities purchased under resale agreements	75,000	50,000	50,000
Investment securities held-to-maturity, at amortized cost	794,840	734,799	122,317
Investment securities available-for-sale, at fair value	1,381,810	1,994,403	2,040,194
Loans receivable (net of allowance for loan losses
of $223,700, $195,450 and $178,027)	8,289,229	7,865,925	8,069,377
Other real estate owned, net	27,188	38,634	38,302
Premiums on deposits acquired, net	18,973	20,065	21,190
Goodwill	337,438	337,438	337,438
Other assets	667,630	652,906	636,704
Total assets	$12,719,515	$12,564,524	$12,422,816

Liabilities and Stockholders' Equity
Deposits	$8,658,818	$8,454,059	$8,141,959
Federal funds purchased	22	22	28,022
Federal Home Loan Bank advances	1,173,238	1,233,269	1,353,307
Securities sold under repurchase agreements	1,020,080	998,061	998,430
Notes payable	11,578	14,597	16,506
Long-term debt	235,570	235,570	235,570
Accrued expenses and other liabilities	143,441	93,753	98,256
Total liabilities	11,242,747	11,029,331	10,872,050
Stockholders' equity	1,476,768	1,535,193	1,550,766
Total liabilities and stockholders' equity	$12,719,515	$12,564,524	$12,422,816
Book value per common share	$15.65	$16.60	$16.92
Number of common shares at period end	64,032	63,958	63,746

Ending Balances
	June 30, 2009	March 31, 2009	December 31, 2008
Loans receivable
Real estate - single family	$883,447	$517,844	$491,315
Real estate - multifamily	1,017,803	689,728	677,989
Real estate - commercial	3,510,248	3,510,749	3,472,000
Real estate - land	479,808	544,892	576,564
Real estate - construction	945,107	1,154,782	1,260,724
Commercial	1,143,526	1,128,903	1,210,260
Trade finance	269,150	292,816	343,959
Consumer	279,872	224,601	216,642
Total gross loans receivable	8,528,961	8,064,315	8,249,453
Unearned fees, premiums and discounts	(16,032)	(2,940)	(2,049)
Allowance for loan losses	(223,700)	(195,450)	(178,027)
Net loans receivable	$8,289,229	$7,865,925	$8,069,377

Deposits
Noninterest-bearing demand	$1,326,952	$1,297,151	$1,292,997
Interest-bearing checking	338,696	352,334	363,285
Money market	1,999,464	1,806,985	1,323,402
Savings	405,837	411,104	420,133
Total core deposits	4,070,949	3,867,574	3,399,817
Time deposits less than $100,000	1,121,648	1,211,480	1,521,988
Time deposits $100,000 or greater	3,466,221	3,375,005	3,220,154
Total time deposits	4,587,869	4,586,485	4,742,142
Total deposits	$8,658,818	$8,454,059	$8,141,959

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2009	March 31, 2009	June 30, 2008

Interest and dividend income	$146,333	$144,923	$167,905
Interest expense	(58,073)	(65,242)	(75,729)
Net interest income before provision for loan losses	88,260	79,681	92,176
Provision for loan losses	(151,422)	(78,000)	(85,000)
Net interest (loss) income after provision for loan losses	(63,162)	1,681	7,176
Noninterest (loss) income	(26,199)	13,794	3,438
Noninterest expense	(57,912)	(51,406)	(55,655)
Loss before benefit for income taxes	(147,273)	(35,931)	(45,041)
Benefit for income taxes	60,548	13,465	19,154
Loss before extraordinary item	$(86,725)	$(22,466)	$(25,887)
Extraordinary item, net of tax	(5,366)	-	-
Net loss after extraordinary item	$(92,091)	$(22,466)	$(25,887)
Preferred stock dividend, inducement, and amortization of preferred stock discount	(23,623)	(8,743)	-
Net loss available to common stockholders	$(115,714)	$(31,209)	$(25,887)
Net loss per share, basic	$(1.83)	$(0.50)	$(0.41)
Net loss per share, diluted	$(1.83)	$(0.50)	$(0.41)
Shares used to compute per share net loss:
- Basic	63,105	62,998	62,599
- Diluted	63,105	62,998	62,599

	Quarter Ended
	June 30, 2009	March 31, 2009	June 30, 2008
Noninterest (loss) income:
Impairment loss on investment securities	$(37,447)	$(200)	$(9,945)
Branch fees	4,991	4,793	4,339
Letters of credit fees and commissions	1,930	1,854	2,476
Net gain on sale of investment securities	1,680	3,521	3,433
Ancillary loan fees	1,356	2,229	984
Net gain on sale of loans	3	8	273
Other operating income	1,288	1,589	1,878
Total noninterest (loss) income	$(26,199)	$13,794	$3,438

Noninterest expense:
Compensation and employee benefits	$16,509	$17,108	$25,790
Deposit insurance premiums and regulatory assessments	9,568	3,325	2,321
Other real estate owned expense	8,682	7,031	508
Occupancy and equipment expense	6,297	7,391	6,539
Legal expense	1,755	1,778	1,135
Amortization of investments in affordable housing partnerships	1,652	1,760	1,920
Data processing	1,141	1,142	1,135
Amortization and impairment writedowns of premiums on deposits acquired	1,092	1,125	1,827
Consulting expense	672	448	1,669
Other operating expense	10,544	10,298	12,811
Total noninterest expense	$57,912	$51,406	$55,655

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Year To Date
	June 30, 2009	June 30, 2008	% Change

Interest and dividend income	$291,256	$355,089	(18)
Interest expense	(123,315)	(163,294)	(24)
Net interest income before provision for loan losses	167,941	191,795	(12)
Provision for loan losses	(229,422)	(140,000)	64
Net interest (loss) income after provision for loan losses	(61,481)	51,795	(219)
Noninterest (loss) income	(12,405)	19,351	(164)
Noninterest expense	(109,318)	(108,545)	1
Loss before benefit for income taxes	(183,204)	(37,399)	390
Benefit for income taxes	74,013	16,556	347
Net loss before extraordinary items	$(109,191)	$(20,843)	424
Extraordinary item, net of tax	$(5,366)	$-	NA
Net loss after extraordinary item	$(114,557)	$(20,843)	450
Preferred stock dividend, inducement, and amortization of preferred stock discount	(32,366)	-	NA
Net loss available to common stockholders	$(146,923)	$(20,843)	605
Net loss per share, basic	$(2.33)	$(0.33)	606
Net loss per share, diluted	$(2.33)	$(0.33)	606
Shares used to compute per share net loss:
- Basic	63,052	62,542	1
- Diluted	63,052	62,542	1

	Year To Date
	June 30, 2009	June 30, 2008	% Change
Noninterest (loss) income:
Impairment loss on investment securities	$(37,647)	$(9,945)	279
Branch fees	9,784	8,440	16
Net gain on sale of investment securities	5,201	7,767	(33)
Letters of credit fees and commissions	3,784	5,153	(27)
Ancillary loan fees	3,585	2,125	69
Net gain on sale of loans	11	2,128	(99)
Other operating income	2,877	3,683	(22)
Total noninterest (loss) income	$(12,405)	$19,351	(164)

Noninterest expense:
Compensation and employee benefits	$33,617	$49,058	(31)
Other real estate owned expense	15,713	1,397	1,025
Occupancy and equipment expense	13,688	13,547	1
Deposit insurance premiums and regulatory assessments	12,893	3,513	267
Legal expense	3,533	3,035	16
Amortization of investments in affordable housing partnerships	3,412	3,635	(6)
Data processing	2,283	2,331	(2)
Amortization and impairment writedowns of premiums on deposits acquired	2,217	4,564	(51)
Consulting expense	1,120	2,534	(56)
Other operating expense	20,842	24,931	(16)
Total noninterest expense	$109,318	$108,545	1

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(Unaudited)

	Quarter Ended
	June 30, 2009	March 31, 2009

Loss before benefit for income taxes	$(147,273)	$(35,931)
Add:
Provision for loan losses	151,422	78,000
Impairment loss on investment securities	37,447	200
FDIC special assessment	5,700	-
Other real estate owned expense	8,682	7,031
Core operating earnings (non-GAAP)	$55,978	$49,300

Noninterest (loss) income	$(26,199)	$13,794
Add:
Impairment loss on investment securities	37,447	200
Net gain on sale of investment securities	(1,680)	(3,521)
Noninterest income (non-GAAP)	$9,568	$10,473

Noninterest expense	$57,912	$51,406
Add:
Other real estate owned expense	(8,682)	(7,031)
FDIC special assessment	(5,700)	-
Core noninterest expense (non-GAAP)	$43,530	$44,375

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
(In thousands)
(unaudited)

Average Balances	Quarter Ended
	June 30, 2009	March 31, 2009	June 30, 2008
Loans receivable
Real estate - single family	$686,073	$506,753	$458,021
Real estate - multifamily	823,890	692,885	731,042
Real estate - commercial	3,516,257	3,465,505	3,494,118
Real estate - land	523,799	582,649	649,392
Real estate - construction	1,072,319	1,232,235	1,566,562
Commercial	1,112,869	1,179,183	1,227,891
Trade finance	274,388	309,586	448,471
Consumer	235,255	228,377	197,531
Total loans receivable	8,244,850	8,197,173	8,773,028
Investment securities held-to-maturity	792,209	422,493	-
Investment securities available-for-sale	1,820,789	2,280,766	1,990,262
Earning assets	11,909,122	11,802,045	11,125,104
Total assets	12,619,022	12,498,249	11,771,136

Deposits
Noninterest-bearing demand	$1,300,676	$1,238,551	$1,405,040
Interest-bearing checking	356,756	361,569	412,422
Money market	1,822,470	1,487,178	1,103,522
Savings	415,828	410,232	468,541
Total core deposits	3,895,730	3,497,530	3,389,525
Time deposits less than $100,000	1,162,205	1,332,944	964,196
Time deposits $100,000 or greater	3,386,730	3,482,074	3,148,739
Total time deposits	4,548,935	4,815,018	4,112,935
Total deposits	8,444,665	8,312,548	7,502,460
Interest-bearing liabilities	9,664,662	9,595,665	9,005,974
Stockholders' equity	1,530,253	1,540,948	1,221,285

Selected Ratios	Quarter Ended
	June 30, 2009	March 31, 2009	June 30, 2008
For The Period
Return on average assets	-2.92%	-0.72%	-0.88%
Return on average common equity	-43.81%	-11.69%	-8.48%
Interest rate spread (3)	2.52%	2.22%	2.70%
Net interest margin (3)	2.98%	2.74%	3.33%
Yield on earning assets (3)	4.93%	4.98%	6.07%
Cost of deposits	1.47%	1.81%	2.33%
Cost of funds	2.12%	2.44%	2.92%
Noninterest expense/average assets (1)	1.75%	1.55%	1.74%
Efficiency ratio (4)	55.12%	51.80%	48.62%
Net chargeoffs to average loans (2)	6.50%	2.91%	1.59%
Gross loan chargeoffs	$137,411	$60,140	$35,209
Loan recoveries	$(3,535)	$(571)	$(366)
Net loan chargeoffs	$133,876	$59,569	$34,843

(1)
Excludes the amortization of intangibles, amortization and impairment writedowns of premiums on deposits acquired, impairment writedown on goodwill, and amortization of investments in affordable housing partnerships.

(2)	Annualized.
(3)
Yields on certain securities have been adjusted upward to a "fully taxable equivalent" basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(4)
Represents noninterest expense, excluding the amortization of intangibles, amortization and impairment writedowns of premiums on deposits acquired, impairment writedown on goodwill, and investments in affordable housing partnerships, divided by the  aggregate of net interest income before provision for loan losses and noninterest income, excluding impairment writedowns on investment securities.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
(In thousands)
(unaudited)

Average Balances	Year To Date June 30,		%
	2009	2008	Change
Loans receivable
Real estate - single family	$596,913	$451,081	32
Real estate - multifamily	758,744	714,792	6
Real estate - commercial	3,491,166	3,557,946	(2)
Real estate - land	552,917	660,495	(16)
Real estate - construction	1,151,836	1,575,306	(27)
Commercial	1,145,842	1,255,352	(9)
Trade finance	291,890	456,891	(36)
Consumer	231,835	192,279	21
Total loans receivable	8,221,143	8,864,142	(7)
Investment securities held-to-maturity	608,372	-	NA
Investment securities available-for-sale	2,050,106	1,914,642	7
Earning assets	11,856,477	11,087,927	7
Total assets	12,557,996	11,780,012	7

Deposits
Noninterest-bearing demand	$1,270,716	$1,399,920	(9)
Interest-bearing checking	358,492	407,631	(12)
Money market	1,655,476	1,099,111	51
Savings	413,046	469,989	(12)
Total core deposits	3,697,730	3,376,651	10
Time deposits less than $100,000	1,247,101	951,241	31
Time deposits $100,000 or greater	3,434,140	3,088,157	11
Total time deposits	4,681,241	4,039,398	16
Total deposits	8,378,971	7,416,049	13
Interest-bearing liabilities	9,629,422	9,045,283	6
Stockholders' equity	1,535,532	1,189,223	29

Selected Ratios	Year To Date June 30,		%
	2009	2008	Change
For The Period
Return on average assets	-1.82%	-0.35%	420
Return on average common equity	-27.66%	-3.51%	689
Interest rate spread (3)	2.38%	2.82%	(16)
Net interest margin (3)	2.86%	3.48%	(18)
Yield on earning assets (3)	4.96%	6.44%	(23)
Cost of deposits	1.64%	2.59%	(37)
Cost of funds	2.28%	3.14%	(27)
Noninterest expense/average assets (1)	1.65%	1.69%	(2)
Efficiency ratio (4)	53.51%	45.12%	19
Net chargeoffs to average loans (2)	4.71%	1.36%	246
Gross loan chargeoffs	$197,551	$60,792	225
Loan recoveries	$(4,106)	$(566)	625
Net loan chargeoffs	$193,445	$60,226	221

Period End
Tier 1 risk-based capital ratio	12.25%	11.04%	11
Total risk-based capital ratio	14.28%	13.01%	10
Tier 1 leverage capital ratio	10.38%	10.01%	4

(1)
Excludes the amortization of intangibles, amortization and impairment writedowns of premiums on deposits acquired, impairment writedown on goodwill, and amortization of investments in affordable housing partnerships.

(2)	Annualized.
(3)
Yields on certain securities have been adjusted upward to a "fully taxable equivalent" basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(4)
Represents noninterest expense, excluding the amortization of intangibles, amortization and impairment writedowns of premiums on deposits acquired, impairment writedown on goodwill, and investments in affordable housing partnerships, divided by the aggregate of net interest income before provision for loan losses and noninterest income, excluding impairment writedowns on investment securities.

EAST WEST BANCORP, INC.
QUARTER TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
(In thousands)
(unaudited)

	Quarter Ended
	June 30, 2009			March 31, 2009
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Short-term investments	$876,386	$2,509	1.15%	$731,573	$2,976	1.65%
Securities purchased under resale agreements (term)	51,374	1,292	9.95%	50,000	1,250	10.00%
Investment securities held-to-maturity
Taxable	769,432	11,883	6.18%	405,851	6,695	6.60%
Tax-exempt (2)	22,777	374	6.57%	16,642	277	6.66%
Investment securities available-for-sale	1,820,789	18,183	4.01%	2,280,766	22,493	4.00%
Loans receivable	8,244,850	111,669	5.43%	8,197,173	110,816	5.48%
Federal Home Loan Bank and Federal Reserve
Bank stocks	123,514	545	1.76%	120,040	506	1.69%
Total interest-earning assets	11,909,122	146,455	4.93%	11,802,045	145,013	4.98%

Noninterest-earning assets:
Cash and due from banks	113,853			122,899
Allowance for loan losses	(198,802)			(186,058)
Other assets	794,849			759,363
Total assets	$12,619,022			$12,498,249

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Checking accounts	356,756	324	0.36%	361,569	393	0.44%
Money market accounts	1,822,470	6,140	1.35%	1,487,178	5,694	1.55%
Savings deposits	415,828	659	0.64%	410,232	702	0.69%
Time deposits less than $100,000	1,162,205	6,947	2.40%	1,332,944	9,618	2.93%
Time deposits $100,000 or greater	3,386,730	16,820	1.99%	3,482,074	20,666	2.41%
Federal funds purchased	4,849	3	0.24%	2,445	3	0.49%
Federal Home Loan Bank advances	1,273,640	13,142	4.14%	1,285,070	13,877	4.38%
Securities sold under repurchase agreements	1,006,614	12,004	4.72%	998,583	11,872	4.76%
Long-term debt	235,570	2,034	3.42%	235,570	2,417	4.10%
Total interest-bearing liabilities	9,664,662	58,073	2.41%	9,595,665	65,242	2.76%

Noninterest-bearing liabilities:
Demand deposits	1,300,676			1,238,551
Other liabilities	123,431			123,085
Stockholders' equity	1,530,253			1,540,948
Total liabilities and stockholders' equity	$12,619,022			$12,498,249

Interest rate spread			2.52%			2.22%

Net interest income and net yield
on interest-earning assets (2)		$88,382	2.98%		$79,771	2.74%

(1)	Annualized
(2)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

EAST WEST BANCORP, INC.
YEAR TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
(In thousands)
(unaudited)

	Year To Date June 30,
	2009			2008
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Short-term investments (2)	$804,379	$5,485	1.38%	$135,373	$1,589	2.35%
Securities purchased under resale agreements (term)	50,691	2,542	9.97%	57,143	3,817	13.40%
Investment securities held-to-maturity
Taxable	588,646	18,578	6.31%	-	-	-
Tax-exempt (3)	19,726	651	6.60%	-	-	-
Investment securities available-for-sale (4)	2,050,106	40,676	4.00%	1,914,642	53,499	5.60%
Loans receivable	8,221,143	222,485	5.46%	8,864,142	293,431	6.64%
Federal Home Loan Bank and Federal Reserve
Bank stocks	121,786	1,051	1.73%	116,627	3,472	5.97%
Total interest-earning assets	11,856,477	291,468	4.96%	11,087,927	355,808	6.44%

Noninterest-earning assets:
Cash and due from banks	118,351			137,057
Allowance for loan losses	(192,465)			(113,098)
Other assets	775,633			668,126
Total assets	$12,557,996			$11,780,012

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Checking accounts	358,492	717	0.40%	407,631	2,048	1.01%
Money market accounts	1,655,476	11,834	1.44%	1,099,111	14,582	2.66%
Savings deposits	413,046	1,361	0.66%	469,989	2,412	1.03%
Time deposits less than $100,000	1,247,101	16,565	2.68%	951,241	16,401	3.46%
Time deposits $100,000 or greater	3,434,140	37,486	2.20%	3,088,157	60,346	3.92%
Federal funds purchased	3,653	6	0.33%	129,405	1,746	2.71%
Federal Home Loan Bank advances	1,279,323	27,019	4.26%	1,663,188	37,223	4.49%
Securities sold under repurchase agreements	1,002,621	23,876	4.74%	1,000,991	21,819	4.37%
Long-term debt	235,570	4,451	3.76%	235,570	6,717	5.72%
Total interest-bearing liabilities	9,629,422	123,315	2.58%	9,045,283	163,294	3.62%

Noninterest-bearing liabilities:
Demand deposits	1,270,716			1,399,920
Other liabilities	122,326			145,586
Stockholders' equity	1,535,532			1,189,223
Total liabilities and stockholders' equity	$12,557,996			$11,780,012

Interest rate spread			2.38%			2.82%

Net interest income and net yield
on interest-earning assets (3)		$168,153	2.86%		$192,514	3.48%

(1)	Annualized
(2)	Year to date June 30, 2008, includes short-term securities purchased under resale agreements.
(3)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.
(4)	Year to date June 30, 2008, amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

EAST WEST BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES RECAP
(In thousands)
(unaudited)

	Quarter Ended
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
LOANS
Allowance balance, beginning of period	$195,450	$178,027	$177,155	$168,413	$117,120
Allowance for unfunded loan commitments and letters of credit	1,442	(1,008)	(625)	5,437	1,136
Provision for loan losses	151,423	78,000	43,000	43,000	85,000
Impact of desecuritization	9,262	-	-	-	-

Net Charge-offs:
Real estate - single family	14,058	3,832	1,756	1,022	632
Real estate - multifamily	2,256	1,624	524	1,006	436
Real estate - commercial	12,472	2,790	750	663	(3)
Real estate - land	33,183	12,523	9,039	19,128	16,337
Real estate - residential construction	30,634	16,347	17,127	13,557	15,726
Real estate - commercial construction	28,602	1,977	-	-	-
Commercial	11,577	18,146	8,054	3,474	640
Trade finance	774	1,032	4,026	750	922
Consumer	320	1,298	227	95	153
Total net charge-offs	133,876	59,569	41,503	39,695	34,843
Allowance balance, end of period	$223,700	$195,450	$178,027	$177,155	$168,413

UNFUNDED LOAN COMMITMENTS AND LETTERS OF CREDIT:
Allowance balance, beginning of period	$7,349	$6,341	$5,716	$11,153	$12,289
Provision for unfunded loan commitments and letters of credit	(1,442)	1,008	625	(5,437)	(1,136)
Allowance balance, end of period	$5,907	$7,349	$6,341	$5,716	$11,153
GRAND TOTAL, END OF PERIOD	$229,607	$202,799	$184,368	$182,871	$179,566

Nonperforming assets to total assets	2.19%	2.42%	2.12%	1.71%	1.64%
Allowance for loan losses to total gross loans at end of period	2.62%	2.42%	2.16%	2.14%	1.95%
Allowance for loan losses and unfunded loan commitments to total gross loans at end of period	2.69%	2.51%	2.23%	2.21%	2.07%
Allowance to nonaccrual loans at end of period	137.94%	78.81%	82.95%	99.92%	98.59%
Nonaccrual loans to total loans	1.90%	3.08%	2.60%	2.14%	1.97%

EAST WEST BANCORP, INC
TOTAL NON-PERFORMING ASSETS AS OF JUNE 30, 2009
(in thousands)
(unaudited)

	Total Nonaccrual Loans			Total Modified or Restructured Loans
	90+ Days Delinquent	Under 90+ Days Delinquent	Total Nonaccrual Loans (1)	Modified or Restructured Loans	A/B Loans	Total Modified or Restructured Loans	REO Assets	Total Non-Performing Assets
Loan Type
Real estate - single family	$5,181	$-	$5,181	$376	$14,121	$14,497	$4,921	$24,599
Real estate - multifamily	7,938	-	7,938	2,720	46,418	49,138	281	57,357
Real estate - commercial	19,786	4,590	24,376	2,178	8,277	10,455	2,887	37,718
Real estate - land	35,660	1,656	37,316	-	375	375	13,307	50,998
Real estate - residential construction	46,176	-	46,176	-	-	-	4,154	50,330
Real estate - commercial construction	20,629	-	20,629	-	8,022	8,022	-	28,651
Commercial	8,034	8,067	16,101	7,001	-	7,001	626	23,728
Trade Finance	3,706	-	3,706	-	-	-	211	3,917
Consumer	339	412	751	-	-	-	801	1,552
Total	$147,449	$14,725	$162,174	12,275	77,213	89,488	$27,188	$278,850
(1) Total TDR loans included in Nonaccrual loans $5,236.

EAST WEST BANCORP, INC
TOTAL NON-PERFORMING ASSETS AS OF MARCH 31, 2009
(in thousands)
(unaudited)

	Total Nonaccrual Loans
	90+ Days Delinquent	Under 90+ Days Delinquent	Total Nonaccrual Loans (1)	Modified or Restructured Loans	REO Assets	Total Non- Performing Assets
Loan Type
Real estate - single family	$18,515	$634	$19,149	$2,793	$671	$22,613
Real estate - multifamily	9,863	-	9,863	4,481	887	15,231
Real estate - commercial	12,465	42,724	55,189	3,270	4,240	62,699
Real estate - land	63,052	6,233	69,285	-	17,934	87,219
Real estate - residential construction	28,433	14,196	42,629	-	13,278	55,907
Real estate - commercial construction	28,604	-	28,604	-	-	28,604
Commercial	16,798	5,000	21,798	6,602	1,236	29,636
Trade Finance	177	-	177	-	270	447
Consumer	839	482	1,321	-	118	1,439
Total	$178,746	$69,269	$248,015	$17,146	$38,634	$303,795
(1) Total TDR loans included in Nonaccrual loans $2,508.

EAST WEST BANCORP, INC
TOTAL NON-PERFORMING ASSETS AS OF DECEMBER 31, 2008
(in thousands)
(unaudited)

	Total Nonaccrual Loans
	90+ Days Delinquent	Under 90+ Days Delinquent	Total Nonaccrual Loans (1)	Modified or Restructured Loans	REO Assets	Total Non- Performing Assets
Loan Type
Real estate - single family	$13,519	$-	$13,519	$1,201	$419	$15,139
Real estate - multifamily	11,845	-	11,845	3,519	1,136	16,500
Real estate - commercial	24,680	-	24,680	2,406	4,882	31,968
Real estate - land	66,185	12,892	79,077	-	10,307	89,384
Real estate - residential construction	27,052	8,766	35,818	-	21,146	56,964
Real estate - commercial construction	30,581	-	30,581	-	-	30,581
Commercial	6,570	10,604	17,174	3,866	142	21,182
Trade Finance	65	-	65	-	270	335
Consumer	1,654	194	1,848	-	-	1,848
Total	$182,151	$32,456	$214,607	$10,992	$38,302	$263,901
(1) Total TDR loans included in Nonaccrual loans $42.

EAST WEST BANCORP, INC
DELINQUENT LOANS BY LOAN CATEGORIES AS OF JUNE 30, 2009
(in thousands)
(unaudited)

Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$553	$6,775	$5,181	$12,509
Real estate - multifamily	1,960	5,618	7,938	15,516
Real estate - commercial	33,416	28,341	19,786	81,543
Real estate - land	1,570	22,190	35,660	59,420
Real estate - residential construction	17,331	6,789	46,176	70,296
Real estate - commercial construction	-	-	20,629	20,629
Commercial	4,021	19,480	8,034	31,535
Trade finance	-	408	3,706	4,114
Consumer	244	458	339	1,041
Total Delinquent Loans	$59,095	$90,059	$147,449	$296,603

EAST WEST BANCORP, INC
DELINQUENT LOANS BY LOAN CATEGORIES AS OF MARCH 31, 2009
(in thousands)
(unaudited)

Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$31,105	$4,226	$18,515	$53,846
Real estate - multifamily	17,310	2,585	9,863	29,758
Real estate - commercial	68,964	25,929	12,465	107,358
Real estate - land	12,835	8,969	63,052	84,856
Real estate - residential construction	31,166	61,286	28,433	120,885
Real estate - commercial construction	19,512	4,545	28,604	52,661
Commercial	4,317	3,751	16,798	24,866
Trade finance	4,123	4,468	177	8,768
Consumer	613	110	839	1,562
Total Delinquent Loans	$189,945	$115,869	$178,746	$484,560

EAST WEST BANCORP, INC
DELINQUENT LOANS BY LOAN CATEGORIES AS OF DECEMBER 31, 2008
(in thousands)
(unaudited)

Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$16,708	$6,237	$13,519	$36,464
Real estate - multifamily	9,372	2,382	11,845	23,599
Real estate - commercial	21,036	18,364	24,680	64,080
Real estate - land	9,335	19,002	66,185	94,522
Real estate - residential construction	13,242	9,379	27,052	49,673
Real estate - commercial construction	-	-	30,581	30,581
Commercial	3,970	13,918	6,570	24,458
Trade finance	374	-	65	439
Consumer	1,326	252	1,654	3,232
Total Delinquent Loans	$75,363	$69,534	$182,151	$327,048